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                                AMENDMENT 2006-1
                                     TO THE
           STUART M. ESSIG CONTRACT STOCK/RESTRICTED UNITS AGREEMENT
                           DATED AS OF JULY 27, 2004


         AMENDMENT, dated as of October 30, 2006, between Integra LifeSciences Holdings Corporation, a Delaware Corporation (the "Company") and Stuart M. Essig (the "Executive").

                                    RECITALS

         WHEREAS, pursuant to a Contract Stock/Restricted Units Agreement, dated as of July 27, 2004, (the "RSU Agreement") the Company granted to Executive an aggregate of 750,000 shares of contract stock in the form of restricted units (the "Units") that represented an equal number of shares of restricted common stock of the Company, par value $0.01 per share, ("Common Stock") under the Integra LifeSciences Holdings Corporation 2003 Equity Incentive Plan;

         WHEREAS, the RSU Agreement provided that the shares of Common Stock underlying the Units (the "Unit Shares") will be paid out to Executive on the first day following the date Executive's employment with the Company terminates, provided that Executive would have a one-time opportunity to delay delivery of the Unit Shares;

         WHEREAS, after the grant of the Units to Executive, section 409A was added to the Internal Revenue Code of 1986, as amended (the "Code");

         WHEREAS, as a result of the uncertainty regarding the impact of section 409A of the Code on the distribution of the Units to Executive, it was determined that the provisions of section 409A of the Code will apply to the Units, and the Company and Executive mutually desire to amend the RSU Agreement to comply with the requirements of section 409A of the Code; and

         WHEREAS, Section 11 of the RSU Agreement provides that the RSU Agreement may be amended if the amendment is agreed to in writing between Executive and the Company.

         NOW, THEREFORE, the Company and Executive hereby agree that the RSU Agreement shall be amended as follows:

         1. Effective as of January 1, 2005, Section 4(a) of the RSU Agreement is hereby amended in its entirety to read as follows:

                  "(a) The shares of Common Stock underlying the Units (the "Unit Shares") shall be paid out to Executive as soon as administratively practicable on or after the first business day that occurs immediately following the 6-month period after the date of Executive's separation from service from the Company; provided, however, that Executive shall have a one-time opportunity to specify a date (which is no sooner than January 1, 2008 and no later than June 30, 2029) on which

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                  the Unit Shares shall be delivered if such date occurs after the date on which Executive's employment with the Company terminates by giving written notice to the Company by December 31, 2007. Notwithstanding the foregoing, if a Change in Control (as defined in the Employment Agreement) occurs prior to the termination of Executive's employment with the Company and the date designated by Executive, if any, pursuant to the immediately preceding sentence, the Unit Shares shall be paid to Executive on the date of the Change in Control; provided, however, that such payment shall only occur if the Change in Control meets the requirements of section 409A(a)(2)(v) of the Internal Revenue Code of 1986, as amended (the "Code") and its corresponding regulations."

         2. Effective as of January 1, 2005, a new Section 20 is hereby added to the end of the RSU Agreement to read as follows:

                  "20. SECTION 409A OF THE CODE. Notwithstanding anything in this Agreement to the contrary, this Agreement is intended to be operated in compliance with the requirements of section 409A of the Code and its corresponding regulations and related guidance. As a result, the Company shall not make any payments under this Agreement earlier than the earliest date permitted by section 409A of the Code, or later than the latest date permitted by section 409A of the Code, if, as determined in the reasonable judgment of the Company, payment on the originally scheduled date would cause Executive to incur adverse tax consequences under section 409A of the Code. Further, the Company may make any amendments to this Agreement as it deems necessary and appropriate for the Agreement to comply with the requirements of section 409A of the Code, and the consent of Executive is not required for such amendment of the Agreement."

         3. In all respects not modified by this Amendment 2006-1, the RSU Agreement is hereby ratified and confirmed.

         IN WITNESS WHEREOF, the Company and Executive agree to the terms of the foregoing Amendment 2006-1, effective as of January 1, 2005.


         INTEGRA LIFESCIENCES HOLDINGS
         CORPORATION

         By:/s/ Richard E. Caruso                           Stuart M. Essig
            -----------------------                         --------------------
            Name:  Richard E. Caruso                        Executive
            Title:   Chairman

           10/30/06                                         10/30/06
           -----------------------                          --------------------
           Date                                             Date

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